UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 14, 2016
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800, Denver, Colorado 80265
(Address of principal executive offices)

303-672-6900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Second Amendment to Purchase and Sale Agreement
On September 14, 2016, QEP Resources, Inc., through its wholly-owned subsidiary, QEP Energy Company (the “Company”), entered into the Second Amendment to Purchase and Sale Agreement (the “Second Amendment”) with the seller’s representatives party thereto, which amended certain provisions of the Purchase and Sale Agreement, dated as of June 21, 2016, among the Company and the individual sellers party thereto, as previously amended by the First Amendment to Purchase and Sale Agreement, dated as of September 7, 2016, among the Company and the seller’s representatives party thereto (as so amended, the “Purchase Agreement”), relating to the Company’s previously announced agreement to acquire oil and gas properties in the Permian Basin (the “Acquisition”).
Pursuant to the terms of the Second Amendment, the scheduled closing date of the Acquisition was changed from September 21, 2016 to October 19, 2016, and the outside date by which the parties must close the Acquisition absent further amendment to the Purchase Agreement was changed from October 14, 2016 to November 18, 2016.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit
1.1	Second Amendment to Purchase and Sale Agreement, dated as of September 14, 2016, by and among QEP Energy Company, Blind Juniper Holdings, LLC and Richard Schmidt REP, LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

September 19, 2016

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
1.1	Second Amendment to Purchase and Sale Agreement, dated as of September 14, 2016, by and among QEP Energy Company, Blind Juniper Holdings, LLC and Richard Schmidt REP, LLC